April 24, 2025 First Quarter 2025 Earnings Presentation Associated Banc-Corp Exhibit 99.2

1 Important Disclosures Important note regarding forward-looking statements: Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “intend,” "target,” “outlook,” “project,” “guidance,” “forecast,” or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference. Trademarks: All trademarks, service marks, and trade names referenced in this material are official trademarks and the property of their respective owners. Presentation: Within the charts and tables presented, certain segments, columns and rows may not sum to totals shown due to rounding. Non-GAAP Measures: This presentation includes certain non-GAAP financial measures. These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations. These non- GAAP measures are provided in addition to, and not as substitutes for, measures of our financial performance determined in accordance with GAAP. Our calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related GAAP measures. Unless otherwise noted, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found at the end of this presentation.

2 First Quarter 2025 Results1 1 All figures shown on an end of period basis unless otherwise noted. Growth reflects 1Q 2025 results compared to 4Q 2024. 2 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. 3 Accruing loans 30-89 days past due + accruing loans 90+ days past due. ▪ GAAP diluted EPS of $0.59 ▪ Total loan growth of $526 million ▪ Total C&I loan growth of $352 million ▪ Total deposit growth of $548 million ▪ Total core customer deposit2 growth of $503 million ▪ Loans / deposits of 86.07% ▪ Net interest income of $286 million ▪ Net interest margin of 2.97% ▪ Noninterest income of $59 million ▪ Noninterest expense of $211 million ▪ Provision for credit losses of $13 million ▪ ACLL / total loans of 1.34% ▪ NCOs / avg. loans (annualized) of 0.12% $0.59 Diluted Earnings Per Common Share +1.8% Total Loan Growth +16 bps Net Interest Margin Change +1.6% Total Deposit Growth +1.8% Core Customer Deposit Growth2 0.15% Total Delinquencies3 / Total Loans 10.11% CET1 Ratio 7.96% TCE Ratio2 $20.25 Tangible Book Value / Share ASB reported net income available to common equity of $99 million, or $0.59 per common share

Phase 2 Investments Complete; Positioned for Growth[1]

We are positioned to attract & deepen relationships, take commercial market share & enhance profitability

- Added Top Talent in Key Leadership Roles
- Commercial RM Expansion
- Quarterly Product & Digital Upgrades
- Repositioned Balance Sheet
- Rebalanced Consumer Lending Approach

Results as of 1Q 2025[1]

- Commercial & Business RMs up nearly 30% vs. 3Q23
- C&I loans up $1.1 billion as compared to 1Q24
- $1.6B in net new Mass Affluent deposits since Dec. 2022 launch
- Net promoter score[2] of 55 in 1Q25, a record-high since internal tracking began in 2017
- Total checking household growth of 1% (annualized) in 1Q25
- Reduced mortgage loan concentration from 29% in 3Q23 to 23% in 1Q25

FY 2025 Outlook[3]

5-6%
Loan Growth

$1.2 billion
C&I Loan Growth

1-2%
Total Deposit Growth

4-5%
Core Customer Deposit Growth[4]

2%
Customer CKG HH Growth

12-13%
Net Interest Income Growth

[1] All updates as of or for the period ended March 31, 2025 unless otherwise noted.
[2] Annual net promoter score as measured by a customer's likelihood to recommend Associated Bank to family & friends per our internal Consumer Relationship Survey. 2025 YTD through March 31, 2025.
[3] Projections are on an end of period basis as of and for the year ended 12/31/2025 as compared to 2024 results as of 12/31/2024 unless otherwise noted.
[4] Core customer deposits is a non-GAAP financial measure which excludes network transaction deposits and brokered CDs from total deposits. We have not provided a reconciliation of the projection for core customer deposits to the projection for total deposits due to the low visibility and unpredictability of the components of total deposits necessary for such reconciliation.

3

4 Commercial & Business Lending Commercial Real Estate Residential Mortgage $3.3 $3.4 $3.5 $3.7 $3.8 $7.9 $7.9 $7.9 $7.8 $7.3 $7.4 $7.2 $7.2 $7.2 $7.3 $10.8 $11.0 $11.0 $11.5 $11.7 $29.4 $29.6 $29.6 $30.2 $30.1 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 ($ in billions) Commercial & Business Lending Commercial Real Estate Residential Mortgage Auto Finance, Home Equity & Other Consumer Average Quarterly Loans ($ in millions) $(174) $(48) $(25) $(18) $69 $352 $369 Commercial & Industrial CRE-Investor Period End Loan Change (12/31/2024 to 3/31/2025) CRE Construction Auto Finance Home Equity & Other Consumer Residential Lending Quarterly Loan Trends Total period end loans increased 2% vs. 4Q24, led by commercial Auto Finance, Home Equity & Other Consumer CRE-Owner Occupied Total Loans +$526 (+2%) Reflects $695M loan sale settling on 1/29/25

5 $1.7 $1.6 $1.6 $1.7 $1.8 $4.3 $3.9 $4.2 $4.5 $4.3 $2.9 $3.0 $3.3 $3.7 $3.8 $6.1 $6.0 $5.9 $5.9 $6.1 $4.9 $5.1 $5.1 $5.1 $5.2 $7.5 $7.3 $7.4 $7.6 $8.0 $5.9 $5.7 $5.7 $5.7 $5.6 $33.3 $32.6 $33.3 $34.3 $34.8 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 Average Quarterly Deposits ($ in billions) Period End Funding Change (12/31/2024 to 3/31/2025) ($ in millions) Customer CDs Savings Money Market Network Transaction Deposits Noninterest-Bearing Demand Interest-Bearing Demand Brokered CDs 1 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. $(124) $20 $114 $131 $360 Interest-Bearing Demand Money Market Core Customer Deposits1 +$503 (+2%) Wholesale Funding Sources $(186) (-2%) Total Deposits +$548 (+2%) Noninterest-Bearing Demand Quarterly Deposit & Funding Trends Savings Total period end deposits & core customer deposits1 both increased 2% vs. the prior quarter Customer CDs $(405) $(79) $125 $173 FHLB Advances Other Wholesale Funding Network Transaction Deposits Brokered CDs

6 Quarterly Average Yields (%) Average Yield Trends 7.56 7.45 7.52 7.09 6.717.22 7.24 7.27 6.74 6.43 5.52 5.58 5.72 5.65 5.59 3.48 3.51 3.56 3.61 3.68 3.55 3.69 3.66 3.64 4.22 3.32 3.30 3.33 3.10 2.91 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 Residential Mortgage Loans Commercial & Business Lending Loans Commercial Real Estate Loans Total Interest-Bearing Deposits Auto Finance Loans Asset & Liability Yield / Rate Trends (%) Rate on Total Interest- Bearing Liabilities Yield on Total Earning Assets 5.64 5.65 5.68 5.46 5.45 3.55 3.60 3.59 3.29 3.06 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 Investments and Other Earning asset yields decreased just 1 bp during 1Q, while interest-bearing liability costs decreased 23 bps

7 Net Interest Income & Net Interest Margin Trends Net Interest Income & Net Interest Margin $258 $257 $263 $270 $286 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 2.81%2.78%2.75%2.79% 2.97% Quarterly Net Interest Income Quarterly Net Interest Margin ($ in millions) 2.97% 2.97% 0.03% 3.00% 1Q 2025 Actual 1Q 2025 Pro Forma 1Q 2025 Pro Forma Net Interest Margin1 1 Pro forma net interest margin reflects the impact of the residential mortgage loan sale completed in January 2025 as if the transaction was fully completed on December 31, 2024. + The mortgage loan sale we completed in January 2025 would have added an incremental ~3 bps to our 1Q NIM if the transaction were completed on 12/31/2024. We expect the full financial impact of the balance sheet repositioning announced in December 2024 to be realized beginning in 2Q 2025. NII increased by $16 million & NIM expanded by 16 bps vs. the prior quarter

8 ▪ Added $2.9 billion of fixed-rate prime/super prime Auto Finance balances since 3Q 2021 ▪ Gradually built receive fixed swaps portfolio to protect against downside rate risk, with notional balances of ~$2.85 billion as of 3/31/2025 ▪ Emphasized shorter-term durations on contractual funding sources to maintain repricing flexibility in a falling rate environment Interest Rate Risk Management1 Balance Sheet Actions Since 2021 Contractual Funding Obligations ≤ 1 Yr. 1-3 Yrs. 3+ Yrs. Total Time Deposits $7.8 $0.1 $0.0 $7.9 Short-Term Funding $0.3 - - $0.3 FHLB Advances $1.8 $0.0 $0.2 $2.0 Other Long-Term Funding $0.0 $0.0 $0.6 $0.6 Total $10.0 $0.1 $0.8 $10.9 ($ in billions) 1 All updates as of or for the period ended March 31, 2025 unless otherwise noted. 2 In both the down 100 and down 200 for 1Q 2022, scenario rates are floored at zero. We’ve taken proactive steps to reduce our asset sensitivity & protect NII in a falling rate environment Estimated NII Sensitivity Profile (%) 10.4 6.8 3.2 2.6 5.1 3.4 1.7 1.4 -14.9 -2.3 -1.0 -0.6 -14.9 -4.4 -1.9 -1.5 1Q 2022 1Q 2023 1Q 2024 1Q 2025 Up 200 bps Up 100 bps Down 100 bps Down 200 bps (12-Month Ramp, Dynamic Forecast) 2

9 Cash & Investment Securities Portfolio 18.8% 19.1% 19.2% 19.8% 20.1% 2.1% 2.3% 2.3% 2.4% 2.9% 20.9% 21.4% 21.5% 22.2% 23.0% 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 Securities Period End Securities + Cash / Total Assets Cash $3.7 $3.9 $4.2 $4.6 $4.8 $3.8 $3.8 $3.8 $3.7 $3.7 $0.2 $0.2 $0.2 $0.2 $0.2 $7.8 $7.9 $8.1 $8.5 $8.7 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 Held to MaturityAvailable for Sale ($ in billions) Period End Investment Securities Other Securities Average Investment Securities Yields We continue to target securities + cash / total assets of 22% to 24% in 2025 3.55% 3.69% 3.66% 3.64% 4.22% 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025

10 $22 $23 $24 $24 $22 $12 $12 $14 $13 $13 $11 $12 $12 $12 $10 $4 $5 $4 $9 $4 $3 $3 $2 $3 $4 $13 $11 $11 $10 $5 $65 $65 $67 $72 $59 1Q 2024 2Q 2024 3Q 2024 4Q 2024 Adj. 1Q 2025 Noninterest Income Trends ($ in millions) 1 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. 2 Other is comprised of other fee-based revenue, bank and corporate owned life insurance, asset gains (losses), net, investment securities gains (losses), net, and other noninterest income. Quarterly Noninterest Income Trends Wealth Mgmt. Fees Capital Markets, net Other2 4Q 2024 GAAP noninterest income impacted by a balance sheet repositioning with a $130M loss on a mortgage portfolio sale and a $148M net loss on a sale of investments (both pre-tax) 1 1Q GAAP noninterest income was impacted by the settlement of the mortgage loan sale announced in 4Q 4Q 2024 GAAP $(207) 1Q 2025 GAAP noninterest income includes an additional $7M pre-tax loss on a mortgage portfolio sale, primarily driven by the FAS91 impact of the mortgage portfolio sale announced in 4Q 2024 and settled in 1Q 2025 Mortgage Banking, net Service Charges & Deposit Account Fees Card-Based Fees

11 $119 $122 $121 $126 $124 $26 $27 $27 $27 $27 $14 $13 $14 $14 $15 $14 $7 $8 $9 $10 $24 $27 $31 $34 $34 $14 $198 $196 $201 $224 $211 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 Efficiency Ratio (%)Noninterest Expense Trends Noninterest Expense Trends 1 Other is comprised of business development & advertising, equipment, legal & professional, other intangible amortization, and other noninterest expenses. 2 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. ($ in millions) Adjusted Efficiency Ratio2Fully Tax-Equivalent Efficiency Ratio 60.6 59.5 59.5 103.1 59.758.2 59.5 59.5 60.1 58.6 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 Noninterest Expense / Average Assets (%) 1.95 1.92 1.93 2.12 2.00 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 We have maintained noninterest expense levels at approximately 2% of average assets Personnel Other1 Technology FDIC Assessment Loss on Prepayment of FHLB Occupancy (Annualized)

12 Capital Ratios (%) 7.82 10.01 10.58 12.61 7.96 10.11 10.68 12.75 TCE Ratio CET1 Tier 1 Capital Total Capital 1 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. Capital Profile 1 4Q 2024 1Q 2025 We continue to target a CET1 range of 10% to 10.5% in 2025 $18.78 $19.28 $20.37 $19.71 $20.25 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 Tangible Book Value / Share CET1 Including AOCI1 (%) CET1 Ratio Incl. AOCICET1 Ratio 9.43 9.68 9.72 10.01 10.11 8.79 9.01 9.38 9.79 10.01 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025

13 ACLL / Total Loans (%)ACLL1 Update ▪ ACLL increased $4 million from the prior quarter to $407 million, driven primarily by incremental credit movement coupled with general macroeconomic trends ▪ CECL forward-looking assumptions based on Moody’s February 2025 Baseline forecast 1 Includes funded and unfunded reserve for loans, excludes reserve for HTM securities. ($ in thousands) Allowance for Credit Losses on Loans (ACLL) 1.31 1.32 1.33 1.35 1.34 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 Our ACLL percentage decreased by 1 basis point vs. the prior quarter to 1.34% Loan Category ACLL ACLL / Loans ACLL ACLL / Loans ACLL ACLL / Loans C&BL 157,933$ 1.44% 160,620$ 1.37% 172,257$ 1.43% CRE - Investor 72,512 1.44% 72,125 1.38% 79,149 1.41% CRE - Construction 64,225 2.81% 71,090 3.59% 59,873 3.31% Residential Mortgage 35,915 0.46% 32,576 0.46% 34,160 0.49% Other Consumer 57,198 1.71% 65,910 1.74% 61,184 1.59% Total 387,782$ 1.31% 402,322$ 1.35% 406,624$ 1.34% 3/31/202512/31/20243/31/2024

14 Net Charge Offs & Provision Total Delinquent Loans Credit Quality Trends $2 $2 $7 $3 $3 $48 $35 $49 $77 $44 $51 $37 $56 $80 $47 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 ($ in millions) Accruing Loans 30-89 Days PD $22 $21 $13 $12 $9 $24 $23 $21 $17 $13 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 Total Net Charge Offs Provision for Credit Losses on Loans Accruing Loans 90+ Days PD Total Criticized Loans $178 $154 $128 $123 $135 $484 $528 $688 $751 $740 $155 $118 $229 $396 $451 $818 $801 $1,046 $1,271 $1,325 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 ($ in millions) ($ in millions) Nonaccrual Loans $85 $83 $86 $86 $89 $19 $48 $19 $17 $32 $74 $23 $24 $21 $14 $178 $154 $128 $123 $135 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 ($ in millions) CREConsumer Commercial & Business Lending Substandard AccruingSpecial Mention Nonaccrual Loans 1Q 2025 credit quality remained solid with delinquencies down $33 million vs. 4Q 2024 & NCOs of just $9 million

15 3/31/2025 % of Total Loans Residential Mortgage $7,000 23.1% Auto Finance $2,879 9.5% Home Equity $654 2.2% Credit Cards $189 0.6% Other $122 0.4% Total Consumer $10,843 35.8% 1 All data as of or for the period ended March 31, 2025 unless otherwise noted. Prime/Super Prime Consumer Loan Portfolio High-Quality Consumer Loan Portfolio1 787 775 793 791 Resi. Mortgage Auto Finance Home Equity Credit Cards 94% of our $10.8 billion consumer loan portfolio is prime / super prime Weighted Avg. Portfolio FICO Scores 86% 8% 6% Portfolio FICOs Prime (660-719) Super Prime (720+) Exceptions & Other Period End Consumer Loans ($ in millions)

16 1 Projections are on an end of period basis as of and for the year ended 12/31/2025 as compared to 2024 results as of 12/31/2024 unless otherwise noted. 2 Core customer deposits is a non-GAAP financial measure which excludes network transaction deposits and brokered CDs from total deposits. We have not provided a reconciliation of the projection for core customer deposits to the projection for total deposits due to the low visibility and unpredictability of the components of total deposits necessary for such reconciliation. 3 Adjusted 2024 figures have been provided for noninterest income and noninterest expense to exclude the impact of nonrecurring items incurred as a result of a balance sheet repositioning that the Corporation announced in the fourth quarter of 2024. These figures are non-GAAP financial measures. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. 4 Projections are on an end of period basis as of and for the year ended 12/31/2025 as compared to adjusted 2024 results as of 12/31/2024 unless otherwise noted. 5 2025 noninterest income guidance excludes the $7 million loss on mortgage sale incurred in the first quarter of 2025 as a result of a balance sheet repositioning that the Corporation announced in the fourth quarter of 2024. GAAP FY 2024 Result Adjusted FY 2024 Result3 FY 2025 Guidance4 Noninterest Income $(9)M $269M Up 0% to 1%5 Noninterest Expense $818M $804M Up 3% to 4% FY 2025 Guidance1 Total Loan Growth Up 5% to 6% Total Deposit Growth Up 1% to 2% Core Customer Deposit Growth2 Up 4% to 5% Net Interest Income Up 12% to 13% Effective Tax Rate 19% to 21% CET1 Capital Ratio 10% to 10.5% FY 2025 Outlook

Appendix

18 Commercial & Business Lending 39% Commercial Real Estate 24% Consumer 37% Corporate & Commercial Specialty 21% Community, Consumer & Business 61% Risk Mgmt & Shared Services 18% Associated Banc-Corp (NYSE: ASB)1 $43B Assets $30B Loans $5B Equity $35B Deposits Average Loans Average Deposits 1 All figures as of or for the quarter ended March 31, 2025 unless otherwise noted. Branch footprint & loan production office locations map updated as of April 14, 2025. 2 Based on assets as of December 31, 2024. 3 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. 10.11% CET1 Ratio 183 Branches ~4,000 Employees 7.96% TCE Ratio3 With roots dating back to 1861, ASB is the largest bank holding company based in Wisconsin2

Balance Sheet Repositioning Summary

Actions taken as a result of the balance sheet repositioning announced during the fourth quarter of 2024

	Estimated 12/4/2024	Actions Taken as of 12/31/2024	All Actions Complete as of 3/31/2025	
Total Loans Sold	$0.2B in ARMs & $0.5B in fixed-rate mortgages Wtd. avg. yield ~2.99%	$723M in residential mortgage balances moved to loans held for sale	$695M in residential mortgage balances sold on January 29, 2025	✓
Securities Sold	$1.3B in AFS securities Wtd. avg. yield 1.87%	Sold $1.295B in AFS securities Wtd. avg. yield 1.87%	Securities sale completed	✓
Nonrecurring Loss (After-Tax)	$253M	Reported $256M after-tax loss for loan sale[1], securities sale, credit card balance purchase[1] & loss on prepayment of FHLB	Reported additional $6M after-tax loss in 1Q 2025 after closing of loan sale (FAS91 & valuation adjustments)	✓
Use of Proceeds	Reinvest into $1.5B of GNMA securities Wtd. avg. yield ~5.08% ~4 yr. duration	Reinvested into $1.486B of GNMA securities Wtd. avg. yield ~5.08% 4.15 yr. duration	Securities reinvestment completed	✓
		Purchased $55M in existing customer credit card balances	Credit card balance purchase completed	✓
	Repay $0.6B of FHLB advances Wtd. avg. cost ~5.90%	Paid down $600M of FHLB advances at 6.17% and temporarily borrowed $600M at a spread reduction of 1.43%	$600M of FHLB advances repaid in 1Q 2025 upon closing of loan sale	✓

[1] The impact also includes a $3 million provision release for the loan sale and a $4 million provision build for the purchase of credit card balances during the quarter.

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Improving our Return Profile Over Time[1]

Our efforts to remix the balance sheet & drive toward improved profitability are on track

Strategy

Assets

Growing diversified asset classes to decrease reliance on legacy low-yielding, low-relationship asset classes

Liabilities

Attracting & deepening customer relationships to decrease reliance on wholesale & network funding sources


Relationship Commercial
Auto Finance
Low-Relationship Mortgage
Low-Relationship Commercial
Core Customer Deposits2
Wholesale Funding Sources

Progress Since 2021

Assets

- Increased Commercial & Business RMs by ~50% since 4Q21
- Increased total commercial loans by $3.8B vs. 4Q21 (+25%)
- Added $2.9B in fixed-rate prime/super prime Auto Finance balances since 3Q21
- Exited TPO mortgage business in 1Q23
- Sold $969M in mortgage loans & pivoted to "originate to sell" model in 4Q23
- Sold $695M in mortgage loans in 1Q25

Liabilities

- Shifted to balanced RM scorecard to deepen Commercial relationships
- Modernized digital banking experience
- Quarterly upgrades to products & services
- $1.6B in net new Mass Affluent deposits
- Paid down $849M of FHLB advances in 4Q23 and an additional $600M in 1Q25
- Added new Specialty Deposit & Payment Solutions vertical in 4Q24
- Added $1.2B of core customer deposits[2] in 2024

[1] All updates as of or for the period ended March 31, 2025 unless otherwise noted.
[2] This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures.

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21 Stable, Granular Deposit Portfolio 23% 22% 22% 23% 26% 77% 78% 78% 77% 74% $33.7 $32.8 $33.8 $34.9 $35.2 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 Period End Deposit Trends (Associated Bank, N.A.) ($ in billions) Total of Insured & Collateralized Deposits Total of Uninsured & Uncollateralized Deposits As of 3/31/2025, ASB’s total liquidity sources covered 143% of uninsured, uncollateralized deposits Liquidity Sources 12/31/2024 3/31/2025 Federal Reserve Balance $451.3 $705.7 FHLB Chicago Capacity $7,097.4 $6,362.6 Fed Discount Window Capacity $2,778.3 $3,308.3 Funding Available Within One Business Day1 $10,327.0 $10,376.6 Fed Funds Lines $1,164.0 $1,284.0 Brokered Deposits Capacity2 $418.2 $414.2 Unsecured Debt Capacity3 $1,000.0 $1,000.0 Total Liquidity $12,909.2 $13,074.8 143% of uninsured, uncollateralized deposits 1 Estimated based on normal course of operations with the indicated institution. 2 Availability based on internal policy limitations. The Corporation includes outstanding deposits that have received a primary purpose exemption in the brokered deposit classification as they have similar funding characteristics and risk as brokered deposits. 3 Estimated availability based on the Corporation’s current internal funding considerations.

22 $3.3 $3.4 $3.6 $3.8 $3.8 $7.9 $7.8 $7.8 $7.0 $7.0 $7.3 $7.3 $7.2 $7.2 $7.4 $11.0 $11.1 $11.4 $11.7 $12.0 $29.5 $29.6 $30.0 $29.8 $30.3 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 ($ in billions) Commercial & Business Lending Commercial Real Estate Residential Mortgage Auto Finance, Home Equity & Other Consumer ($ in millions) Average Loan Change (4Q 2024 to 1Q 2025)Period End Quarterly Loan Trends $(188) $6 $36 $73 $244 $295 CRE-Investor CRE Construction Auto Finance Commercial & Industrial Residential Mortgage1 Additional Quarterly Loan Trends Commercial & Business Lending Commercial Real Estate Residential Mortgage Auto Finance, Home Equity & Other Consumer $(558) CRE-Owner Occupied Home Equity & Other Consumer 1 $695 million in residential mortgage balances were sold in 1Q 2025 as a result of the balance sheet repositioning announced during 4Q 2024. Total Loans ($91) (-0.3%)

23 $1.8 $1.5 $1.6 $1.8 $1.9 $3.9 $4.1 $4.2 $4.3 $4.2 $2.9 $3.1 $3.7 $3.7 $3.7 $6.2 $5.9 $5.8 $6.0 $6.1 $5.1 $5.2 $5.1 $5.1 $5.2 $7.5 $7.2 $7.3 $8.0 $7.9 $6.3 $5.8 $5.9 $5.8 $6.1 $33.7 $32.7 $33.6 $34.6 $35.2 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 Period End Quarterly Deposits ($ in billions) Average Funding Change (4Q 2024 to 1Q 2025) ($ in millions) Customer CDs Savings Money Market Network Transaction Deposits Noninterest-Bearing Demand Interest-Bearing Demand Brokered CDs $(98) $30 $43 $155 $408 Noninterest-Bearing Demand Money Market $(205) $(200) $140 $157 Network Transaction Deposits Other Wholesale Funding Core Customer Deposits1 +$538 (+2%) Wholesale Funding Sources $(107) (-1%) Total Deposits +$496 (+1%) Interest-Bearing Demand FHLB Advances Additional Quarterly Deposit & Funding Trends Customer CDs Savings Brokered CDs 1 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures.

24 Total Loans Outstanding Balances as of March 31, 2025 ($ in millions) 1 All values as of period end. 2 North American Industry Classification System. 3/31/2025 1 % of Total Loans 3/31/2025 1 % of Total Loans C&BL (by NAICS 2 ) CRE (by property type) Utilities 2,726$ 9.0% Multi-Family 3,254$ 10.7% Manufacturing & Wholesale Trade 2,625 8.7% Industrial 1,643 5.4% Real Estate (includes REITs) 2,077 6.9% Office 915 3.0% Finance & Insurance 705 2.3% Retail 640 2.1% Mortgage Warehouse 661 2.2% Hotel/Motel 201 0.7% Retail Trade 558 1.8% Warehouse 162 0.5% Rental and Leasing Services 484 1.6% Medical 155 0.5% Transportation and Warehousing 433 1.4% Single Family Construction 148 0.5% Construction 386 1.3% Land 97 0.3% Health Care and Social Assistance 333 1.1% Self Storage 14 0.0% Professional, Scientific, and Tech. Serv. 317 1.0% Other 177 0.6% Waste Management 193 0.6% Total CRE 7,406$ 24.4% Information 119 0.4% Accommodation and Food Services 116 0.4% Consumer Arts, Entertainment, and Recreation 60 0.2% Residential Mortgage 7,000$ 23.1% Management of Companies & Enterprises 60 0.2% Auto Finance 2,879 9.5% Educational Services 28 0.1% Home Equity 654 2.2% Public Administration 16 0.1% Credit Cards 189 0.6% Mining 3 0.0% Student Loans 47 0.2% Agriculture, Forestry, Fishing and Hunting 1 0.0% Other 75 0.2% Other 144 0.5% Total Consumer 10,843$ 35.8% Total C&BL 12,044$ 39.8% Total Loans 30,294$ 100.0%

25 Multi-Family 44% Retail 9% Office 12% Industrial 22% Warehouse 2% Hotel / Motel 3% Other 8% Wisconsin 27% Illinois 20% Minnesota 9% Other Midwest 12% Texas 6% Other 26% Manufacturing & Wholesale Trade 22% Power & Utilities 23% Real Estate 17% Mortgage Warehouse 5% Finance & Insurance 6% 1 Excludes Other Consumer portfolio. 2 Other Midwest includes Missouri, Indiana, Ohio, Michigan and Iowa. Wind 29% Natural Gas 26% Solar 19% Transmission, Control & Distribution 6% Other 19% Wisconsin 22% Illinois 15% Minnesota 7% Texas 6% Other Midwest 10% Other 40% Wisconsin 19% Illinois 14% Minnesota 10% Other Midwest2 21% Texas 10% Other 27% 2 2 Loan Stratification Outstanding Balances as of March 31, 2025 C&BL by Geography $12.0 billion Power & Utilities Lending $2.7 billion C&BL by Industry $12.0 billion Total Loans1 CRE by Geography $7.4 billion CRE by Property Type $7.4 billion

26 Swaps Update Contractual swap balances as of 3/31/2025 $2.85 $2.45 $2.45 $2.00 $1.75 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 3.89%3.89%3.82% 3.83% 3.79% ($ in billions) Notional Balances Weighted Average Yield

27 4% 0% 1Q 2017 1Q 2025 7% 1% 1Q 2009 1Q 2025 Strengthened Balance Sheet1 $9.4 $11.3 $2.2 $7.0$4.3 $12.0 $15.9 $30.3 1Q 2009 1Q 2025 Land & For-Sale Housing Loans / Total Loans Oil & Gas Loans / Total Loans Total Loan Portfolio Evolution ($ in billions) Commercial & Business Lending Residential Mortgage All Other Loans1 All figures shown on an end of period basis unless otherwise noted. 41% 63% 1Q 2015 – 1Q 2025 C&BL (ex. Oil & Gas) 0.16% Blended 0.09%Residential Mortgage 0.02% ~23% of total NCOs during a peak loss period from 1Q 2009 through 1Q 2011 ~68% of total NCOs from 1Q 2017 through 1Q 2023 1Q 2009 – 1Q 2025 C&BL (ex. Oil & Gas) 0.42% Blended 0.27%Residential Mortgage 0.09% WAvg. NCO Rates We’ve exited or greatly reduced certain historically volatile portfolios while growing historically stable assets

High-Quality Commercial Real Estate Portfolio[1]

ASB has built a diversified CRE portfolio by partnering with well-known developers in stable Midwest markets



Total Loans by Segment
Consumer 36%
Com'l & Business Lending 40%
CRE 24%



CRE by Geography
Minnesota 10%
Illinois 14%
Other Midwest[2] 21%
Texas 10%
Wisconsin 19%
Other 27%



CRE by Property Type
Multi-Family 44%
Retail 9%
Office 12%
Industrial 22%
Other 13%

CRE Credit Quality

	1Q 24	2Q 24	3Q 24	4Q 24	1Q 25
Portfolio LTV	59%	59%	58%	57%	57%
Delinquencies[3]/Loans	0.28%	0.01%	0.22%	0.50%	0.03%
NALs/Loans	0.26%	0.67%	0.26%	0.23%	0.43%
ACLL/Loans	1.87%	1.98%	2.20%	1.99%	1.88%
NCOs/Avg. Loans[4]	0.00%	0.25%	0.00%	0.37%	0.05%

CRE Loan Portfolio Granularity

	% of Total Loans
Largest Single CRE Borrower	0.16%
Top 10 Largest CRE Borrowers	1.21%
Largest CRE Property Type (Multi-Fam)	10.74%
CRE Office Loans	3.02%

CRE Office Highlights

WAvg. Debt Service Coverage Ratio[5]	1.20x
2025 Remaining Maturities	$344 million
Central Business District vs. Suburban	~79% Suburban
Property Class Mix[6]	~54% Class A

[1] All updates as of or for the period ended March 31, 2025 unless otherwise noted.
[2] Other Midwest includes Missouri, Indiana, Ohio, Michigan and Iowa.
[3] Accruing loans 30-89 days past due + accruing loans 90+ days past due.
[4] Calculated on an annualized basis. Negative values indicate a net recovery.
[5] Calculated based on the 10-year Treasury rate plus 300 basis points/25-year amortization.
[6] Property class mix determined by third-party vendor partner mapping of portfolio.

28

Reconciliation & Definitions of Non-GAAP Items

Period End Core Customer Deposits Reconciliation ($ in millions)	1Q 2025	4Q 2024	3Q 2024	2Q 2024	1Q 2024
Total deposits	$35,197	$34,648	$33,554	$32,691	$33,713
Network transaction deposits	(1,883)	(1,758)	(1,567)	(1,503)	(1,793)
Brokered CDs	(4,198)	(4,276)	(4,243)	(4,062)	(3,931)
Core customer deposits	$29,116	$28,614	$27,745	$27,127	$27,989

Quarterly Average Core Customer Deposits Reconciliation ($ in millions)	1Q 2025	4Q 2024	3Q 2024	2Q 2024	1Q 2024
Total deposits	$34,833	$34,337	$33,321	$32,629	$33,267
Network transaction deposits	(1,848)	(1,691)	(1,644)	(1,595)	(1,652)
Brokered CDs	(4,315)	(4,515)	(4,248)	(3,928)	(4,269)
Core customer deposits	$28,670	$28,132	$27,429	$27,106	$27,346

Tangible Common Equity and Tangible Assets Reconciliation[1] ($ in millions)	1Q 2025	4Q 2024	3Q 2024	2Q 2024	1Q 2024
Common equity	$4,492	$4,411	$4,219	$4,048	$3,975
Goodwill and other intangible assets, net	(1,134)	(1,137)	(1,139)	(1,141)	(1,143)
Tangible common equity	$3,358	$3,275	$3,080	$2,907	$2,831
Total assets	$43,309	$43,023	$42,211	$41,624	$41,137
Goodwill and other intangible assets, net	(1,134)	(1,137)	(1,139)	(1,141)	(1,143)
Tangible assets	$42,175	$41,886	$41,072	$40,483	$39,994

Nonrecurring Item Noninterest Income Reconciliation ($ in millions)	1Q 2025	YTD Dec 2024	4Q 2024
GAAP noninterest income (loss)	$59	$(9)	$(207)
Loss on mortgage portfolio sale[2]	7	130	130
Net loss on sale of investments[2]	-	148	148
Noninterest income, excluding nonrecurring items	$66	$269	$72

[1] The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.
[2] These items classified as nonrecurring items are the result of a balance sheet repositioning that the Corporation announced in the fourth quarter of 2024.

29

Reconciliation & Definitions of Non-GAAP Items

Non-GAAP Efficiency Ratios Reconciliation ($ in millions)	1Q 2025	4Q 2024	3Q 2024	2Q 2024	1Q 2024
Total expense for efficiency ratios reconciliation					
Noninterest expense	$211	$224	$201	$196	$198
Less: Other intangible amortization	2	2	2	2	2
Total expense for fully tax-equivalent efficiency ratio	208	222	198	194	195
Less: FDIC special assessment	-	-	-	-	8
Less: Announced initiatives[1]	-	14	-	-	-
Total expense for adjusted efficiency ratio	208	208	198	194	188
Total revenue for efficiency ratios reconciliation					
Net interest income	286	270	263	257	258
Noninterest income	59	(207)	67	65	65
Less: Investment securities gains (losses), net	-	(148)	-	-	4
Fully tax-equivalent adjustment	4	4	4	4	4
Total revenue for fully tax-equivalent efficiency ratio	349	215	333	325	323
Less: Announced initiatives[1]	(7)	(130)	-	-	-
Total revenue for adjusted efficiency ratio	356	346	333	325	323
Efficiency Ratios (expense / revenue)					
Fully tax-equivalent efficiency ratio	59.72%	103.11%	59.51%	59.51%	60.56%
Adjusted efficiency ratio	58.55%	60.10%	59.51%	59.51%	58.18%

[1] Announced initiatives include the loss on mortgage portfolio sale and loss on prepayment of FHLB advances as a result of the balance sheet repositioning that the Corporation announced in the fourth quarter of 2024. The net loss on the sale of investments is already excluded from noninterest income within the efficiency ratio.

30

31 Reconciliation & Definitions of Non-GAAP Items 1 This item classified as a nonrecurring item is a result of the balance sheet repositioning that the Corporation announced in the fourth quarter of 2024. Common Equity Tier 1 Capital Ratio Reconciliation 1Q 2025 4Q 2024 3Q 2024 2Q 2024 1Q 2024 Common equity Tier 1 capital ratio 10.11% 10.01% 9.72% 9.68% 9.43% Accumulated other comprehensive loss adjustment (0.10)% (0.22)% (0.34)% (0.67)% (0.64)% Common equity Tier 1 capital ratio including accumulated other comprehensive loss 10.01% 9.79% 9.38% 9.01% 8.79% Nonrecurring Item Noninterest Expense Reconciliation ($ in millions) YTD Dec 2024 4Q 2024 GAAP noninterest expense $818 $224 Loss on prepayments of FHLB advances1 (14) (14) Noninterest expense, excluding nonrecurring items $804 $210